Exhibit 99.1

Lennox International Reports Record First-Quarter Profit

•	Revenue up 6% at constant currency, led by 10% Residential growth

•	Adjusted EPS from continuing operations up 27% to $0.42

•	GAAP EPS from continuing operations up 29% to $0.40

•	Reiterating 2014 revenue growth guidance of 3-7% at constant currency; now expecting 2-6% revenue growth including foreign exchange headwind

•	Reiterating 2014 adjusted EPS from continuing operations guidance of $4.20-$4.60

•	Reiterating plans for $150 million of stock repurchases in 2014

DALLAS, April 21, 2014 – Lennox International Inc. (NYSE: LII) today reported financial results for the first quarter of 2014. Financial results in prior periods have been revised to reflect sold businesses in discontinued operations.

Revenue for the first quarter was $695 million, up 4% from the prior-year quarter. At constant currency, revenue was up 6%. Adjusted earnings per share from continuing operations was $0.42, up 27% from $0.33 in the prior-year quarter. On a GAAP basis, earnings per share from continuing operations was $0.40, up 29% from $0.31 in the prior-year quarter.

“First quarter performance was led by our Residential business, with revenue up 10% at constant currency and segment profit up 19%,” said Chairman and CEO Todd Bluedorn. “In Residential, as well as in Commercial, replacement business was strong, while new construction business was notably impacted by severe weather in the quarter. Commercial revenue grew 6% at constant currency, led by high single digit growth in North America equipment and service. Segment profit was down 8% on softness in Europe and from investments in the growth of our North American business, including distribution expansion and start-up costs for entrance in the VRF market in the second half of the year. In Refrigeration, revenue was down 2% at constant currency. Including the negative impact of foreign exchange, revenue was down 6% and profit was down 28% as the Australian market and supermarket business in North America remained soft as expected. Corporate expense in the first quarter was down $8 million on lower incentive compensation as expected, and we maintain our guidance for corporate expense to be down $18 million for the full year. Overall for Lennox International in the quarter, revenue was up 6% at constant currency and total segment profit margin expanded 70 basis points to a first-quarter record of 5.1%. Adjusted EPS from continuing operations was up 27% to a first-quarter record of $0.42.

“Looking ahead at the full year, we continue to expect adjusted EPS from continuing operations in the range of $4.20-$4.60. With a strong balance sheet, we will continue to invest in the business for growth as well as maintain a competitive dividend, and we plan to repurchase $150 million of stock in 2014. The company remains competitively well-positioned for continued market outperformance with our leading product portfolio and expanding distribution network, and we look forward to the seasonally strongest quarters of the year.”

FINANCIAL HIGHLIGHTS

Revenue: Revenue for the first quarter was $695 million, up 4% from the prior-year quarter. Foreign exchange had a negative 2 point impact on revenue growth. Volume and price/mix were up from the prior-year quarter.

Gross Profit: Gross profit for the first quarter was $168 million, up 4% from the prior-year quarter. Gross margin was 24.2%, flat with the prior-year quarter. Gross profit was primarily impacted by higher volume, favorable price/mix and lower material costs, partially offset by negative foreign exchange and investments in distribution.

Income from Continuing Operations: Adjusted income from continuing operations in the first quarter was $20.8 million, or $0.42 per share, compared to $17.0 million, or $0.33 per share, in the prior-year quarter. Adjusted earnings from continuing operations for the first quarter of 2014 excludes $0.4 million after-tax for the net change in unrealized losses on unsettled future contracts, a $0.2 million after-tax special legal contingency charge, and $0.3 million in after-tax charges for other items, net.

On a GAAP basis, income from continuing operations for the first quarter was $19.9 million, or $0.40 per share, compared to $15.8 million, or $0.31 per share, in the prior-year quarter.

Free Cash Flow and Total Debt: Net cash used in operations in the first quarter was $125 million compared to $137 million in the prior-year quarter. The company invested $17 million in capital assets in the first quarter, up from $12 million in the first quarter a year ago. Free cash flow was ($142) million, compared to ($149) million in the prior-year quarter. Total debt at the end of the first quarter was $564 million. Total cash and cash equivalents were $39 million at the end of the quarter.

BUSINESS SEGMENT HIGHLIGHTS

Residential Heating & Cooling

First quarter 2014 revenue in the Residential Heating & Cooling business segment was $342 million, up 9% from the prior-year quarter. Foreign exchange had a negative 1 point impact on revenue growth. Segment profit was $24 million, up 19% from the prior-year quarter. Segment profit margin was 7.1%, up 60 basis points. Results were primarily impacted by higher volume, favorable price/mix, and lower material costs, with partial offsets from higher SG&A, investments in distribution expansion, and negative foreign exchange.

Commercial Heating & Cooling

Revenue in the Commercial Heating & Cooling business segment was $173 million, up 6% from the prior-year quarter. Foreign exchange was neutral to revenue. Segment profit was $10 million, down 8% from the prior-year quarter. Segment profit margin was 5.9%, down 90 basis points. Results were negatively impacted by investments in the business for growth, including North American distribution and service expansion as well as start-up costs to enter the VRF market in the second half of 2014. Partial offsets included higher volume and lower material costs.

Refrigeration

Revenue in the Refrigeration business segment was $180 million in the first quarter, down 6% from the prior-year quarter. Foreign exchange had a negative 4 point impact on revenue. Segment profit was $12 million, down 28%. Segment profit margin was 6.7%, down 200 basis points. Results were negatively impacted by foreign exchange, SG&A, lower volume, and factory investments for future growth, with partial offsets from favorable price/mix and lower material costs.

FULL-YEAR OUTLOOK

For 2014, the company reiterates its revenue guidance at constant currency and adjusted EPS from continuing operations.

•	Reiterating revenue growth guidance of 3-7% at constant currency; now expecting 1 point of negative impact from foreign exchange on a full-year basis for revenue growth of 2-6% at actual currency for 2014.

•	Reiterating adjusted EPS from continuing operations guidance of $4.20-$4.60.

•	Adjusting guidance for GAAP EPS from continuing operations from $4.20-$4.60 to a range of $4.18-$4.58, incorporating charges in the first quarter.

•	Reiterating corporate expense guidance of approximately $70 million in 2014.

•	Reiterating effective tax rate guidance of 34-35% on a full-year basis.

•	Reiterating capital expenditure guidance of approximately $90 million in 2014.

•	Reiterating plans for $150 million of stock repurchases in 2014.

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s first quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-234-9959 at least 10 minutes prior to the scheduled start time and use reservation number 323757. The conference call will also be webcast on Lennox International’s web site at www.lennoxinternational.com.

A replay will be available from 11:00 a.m. Central time on April 21 through April 28, 2014 by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 323757. The call will also be archived on the company’s web site.

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding the 2014 full-year outlook and expected financial results for 2014, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, economic conditions in our markets, the impact of unfavorable weather, and a decline in new construction activity and related demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	For the Three Months
(Amounts in millions, except per share data)	Ended March 31,
	2014	2013
Net sales	$695.4	$668.4
Cost of goods sold	527.3	506.4

Gross profit	168.1	162.0
Operating Expenses:
Selling, general and administrative expenses	135.6	135.6
Losses and other expenses, net	2.4	1.1
Restructuring charges	0.1	0.5
Income from equity method investments	(3.9)	(3.1)

Operational income from continuing operations	33.9	27.9
Interest expense, net	3.3	3.4
Other expense, net	—	0.1

Income from continuing operations before income taxes	30.6	24.4
Provision for income taxes	10.7	8.6

Income from continuing operations	19.9	15.8
Discontinued Operations:
Loss from discontinued operations before income taxes	—	(13.4)
Benefit from income taxes	—	(5.6)

Loss from discontinued operations	—	(7.8)

Net income	$19.9	$8.0

Earnings per share – Basic:
Income from continuing operations	$0.41	$0.32
Loss from discontinued operations	—	(0.16)

Net income	$0.41	$0.16

Earnings per share – Diluted:
Income from continuing operations	$0.40	$0.31
Loss from discontinued operations	—	(0.15)

Net income	$0.40	$0.16

Weighted Average Number of Shares Outstanding - Basic	49.0	50.3
Weighted Average Number of Shares Outstanding - Diluted	49.9	51.0
Cash dividends declared per share	$0.24	$0.20

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Segment Net Sales and Profit (Loss)

(Unaudited)

	For the Three Months
(Amounts in millions)	Ended March 31,
	2014	2013
Net Sales
Residential Heating & Cooling	$342.1	$314.5
Commercial Heating & Cooling	173.0	163.0
Refrigeration	180.3	190.9

	$695.4	$668.4

Segment Profit (Loss) (1)
Residential Heating & Cooling	$24.4	$20.5
Commercial Heating & Cooling	10.2	11.1
Refrigeration	12.1	16.7
Corporate and other	(11.4)	(18.9)

Subtotal that includes segment profit and eliminations	35.3	29.4
Reconciliation to Income from continuing operations before income taxes:
Special product quality adjustments	—	(0.2)
Items in Losses and other expenses, net that are excluded from segment profit (loss) (1)	1.3	1.3
Restructuring charges	0.1	0.5
Interest expense, net	3.3	3.4

Income from continuing operations before income taxes	$30.6	$24.4

(1)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations, excluding:

•	Special product quality adjustments;

•	The following items in Losses and other expenses, net:

•	Net change in unrealized gains and/or losses on unsettled futures contracts,

•	Special legal contingency charges,

•	Asbestos-related litigation, and

•	Other items, net;

•	Restructuring charges;

•	Goodwill, long-lived asset, and equity method investment impairments;

•	Interest expense, net; and

•	Other expense, net.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	As of	As of
	March 31,	December 31,
(Amounts in millions, except shares and par values)	2014	2013
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$39.0	$38.0
Accounts and notes receivable, net of allowances of $9.5 and $9.8 in 2014 and 2013, respectively	442.2	408.1
Inventories, net	490.3	378.8
Deferred income taxes, net	26.2	24.5
Other assets	59.8	53.0

Total current assets	1,057.5	902.4
Property, plant and equipment, net of accumulated depreciation of $631.8 and $617.3 in 2014 and 2013, respectively	340.6	335.5
Goodwill	218.9	216.8
Deferred income taxes	82.8	88.5
Other assets, net	87.9	83.5

Total assets	$1,787.7	$1,626.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$168.8	$165.9
Current maturities of long-term debt	1.4	1.3
Accounts payable	343.1	283.1
Accrued expenses	205.2	232.1
Income taxes payable	1.5	31.6

Total current liabilities	720.0	714.0
Long-term debt	394.0	233.2
Post-retirement benefits, other than pensions	4.3	4.6
Pensions	60.3	70.0
Other liabilities	117.5	119.2

Total liabilities	1,296.1	1,141.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	935.3	912.7
Retained earnings	878.6	870.5
Accumulated other comprehensive loss	(61.1)	(61.1)
Treasury stock, at cost, 38,030,197 shares and 38,066,794 shares in 2014 and 2013, respectively	(1,262.9)	(1,238.1)
Noncontrolling interests	0.8	0.8

Total stockholders’ equity	491.6	485.7

Total liabilities and stockholders’ equity	$1,787.7	$1,626.7

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
(Amounts in millions)	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$19.9	$8.0
Net loss from discontinued operations	—	7.8
Adjustments to reconcile net income to net cash used in operating activities:
Income from equity method investments	(3.9)	(3.1)
Restructuring expenses, net of cash paid	(0.1)	(1.4)
Provision for bad debts	(0.1)	1.2
Unrealized losses on derivative contracts	0.6	0.5
Stock-based compensation expense	3.8	7.7
Depreciation and amortization	15.0	14.1
Deferred income taxes	0.5	(1.6)
Other items, net	12.8	9.0
Changes in assets and liabilities, net of effects of divestitures:
Accounts and notes receivable	(33.8)	(35.8)
Inventories	(122.9)	(100.9)
Other current assets	(1.7)	(3.5)
Accounts payable	59.5	18.8
Accrued expenses	(33.1)	(43.0)
Income taxes payable and receivable	(29.3)	(9.6)
Other	(12.2)	6.5
Net cash used in discontinued operations	—	(12.0)

Net cash used in operating activities	(125.0)	(137.3)
Cash flows from investing activities:
Purchases of property, plant and equipment	(17.3)	(12.1)
Net proceeds from sale of business	—	5.3
Net cash used in discontinued operations	—	(0.1)

Net cash used in investing activities	(17.3)	(6.9)
Cash flows from financing activities:
Short-term borrowings, net	2.5	1.2
Asset securitization borrowings	—	130.0
Asset securitization payments	—	(140.0)
Long-term debt payments	(0.4)	(0.2)
Borrowings from revolving credit facility	479.0	435.5
Payments on revolving credit facility	(319.0)	(296.5)
Proceeds from employee stock purchases	0.5	0.5
Repurchases of common stock to satisfy employee withholding tax obligations	(10.7)	(4.2)
Excess tax benefits related to share-based payments	4.2	2.3
Cash dividends paid	(11.8)	—

Net cash provided by financing activities	144.3	128.6
Increase (decrease) in cash and cash equivalents	2.0	(15.6)
Effect of exchange rates on cash and cash equivalents	(1.0)	(1.3)
Cash and cash equivalents, beginning of period	38.0	51.8

Cash and cash equivalents, end of period	$39.0	$34.9

Supplemental disclosures of cash flow information:
Interest paid	$1.2	$1.2

Income taxes paid (net of refunds)	$35.4	$11.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited)

(Amounts in millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months
	Ended March 31,
	2014	2013
Income from continuing operations, a GAAP measure	$19.9	$15.8
Restructuring charges, after tax	0.1	0.3
Special product quality adjustments, after tax (b)	—	(0.1)
Special legal contingency charges, after tax (a)	0.2	0.2
Asbestos-related litigation, after tax (a)	0.1	—
Net change in unrealized losses on unsettled future contracts, after tax (a)	0.4	0.7
Other items, net, after tax (a)	0.1	0.1

Adjusted income from continuing operations, a non-GAAP measure	$20.8	$17.0

Income per share from continuing operations - diluted, a GAAP measure	$0.40	$0.31
Restructuring charges, after tax	—	0.01
Special legal contingency charges, after tax (a)	0.01	—
Net change in unrealized losses on unsettled future contracts, after tax (a)	0.01	0.01

Adjusted earnings per share from continuing operations - diluted, a non-GAAP measure	$0.42	$0.33

(a)	Recorded in Losses and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations

	For the Three Months Ended March 31,
	2014	2013
Components of Losses and other expenses, net (pre-tax):
Realized losses on settled future contracts (a)	$0.2	$—
Foreign currency exchange losses (gains) (a)	0.8	(0.2)
Losses on disposal of fixed assets (a)	0.1	—
Net change in unrealized losses on unsettled futures contracts (b)	0.6	1.0
Special legal contingency charges (b)	0.4	0.2
Asbestos-related litigation (b)	0.2	—
Other items, net (b)	0.1	0.1

Losses and other expenses, net (pre-tax)	$2.4	$1.1

(a)	Included in segment profit (loss) and Adjusted income from continuing operations
(b)	Excluded from segment profit (loss) and Adjusted income from continuing operations

Reconciliation of Estimated Adjusted Income per Share from Continuing Operations - Diluted, a Non-GAAP measure, to Income per Share from Continuing Operations - Diluted, a GAAP measure

For the Year
Ended
December 31,
2014
ESTIMATED
Adjusted income per share from continuing operations - diluted, a Non-GAAP measure	$4.20 - $4.60
Net change in unrealized losses on unsettled future contracts and other items	(0.02)

Income per share from continuing operations - diluted, a GAAP measure	$4.18 - $4.58

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure

	For the Three Months Ended
	March 31,
	2014	2013
Net cash used in operating activities, a GAAP measure	$(125.0)	$(137.3)
Purchases of property, plant and equipment	(17.3)	(12.1)
Proceeds from the disposal of property, plant and equipment	—	—

Free cash flow, a Non-GAAP measure	$(142.3)	$(149.4)

Trailing Twelve Months to March 31, 2014
Calculation of Debt to EBITDA Ratio:
EBIT (a)	$306.4
Depreciation and amortization expense (b)	$59.8

EBITDA (a + b)	$366.2

Total debt at March 31, 2014 (c)	$564.2

Total Debt to EBITDA ratio ((c / (a + b))	1.5

Reconciliation of EBIT, a Non-GAAP measure, to Income From Continuing Operations Before Income Taxes, a GAAP measure

Trailing Twelve Months to March 31, 2014
EBIT per above, a Non-GAAP measure	$306.4
Special product quality adjustments	(2.1)
Items in Losses and other expenses, net that are excluded from segment profit	8.8
Restructuring charges	4.6
Interest expense, net	14.4
Other expenses, net	0.2

Income from continuing operations before income taxes, a GAAP measure	$280.5